Exhibit 32

CERTIFICATIONS

               Each of the undersigned officers of the registrant hereby certifies, to such officer’s knowledge, that the registrant’s Quarterly Report on Form 10-Q for the period ended May 31, 2012 fully complies, in all material respects, with the requirements of section 13(a) or 13(d) of the Securities Exchange Act of 1934, and all information contained in such report fairly presents, in all material respects, the registrant’s financial condition and results of operations.

Dated: July 19, 2012

	By:	/s/ WenXiang Ding
Name: WenXiang Ding
Title: Chief Executive Officer
Dated: July 19, 2012
	By:	/s/ Fu Xu
Name: Fu Xu
Title: Acting Chief Financial Officer